UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2024
Intensity Therapeutics, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41109	46-1488089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Enterprise Drive, Suite 430 Shelton, CT	06484-4779
(Address of Principal Executive Offices)	(Zip Code)
(203) 221-7381
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Exchange on Which Registered:
Common Stock, $0.0001 par value per share	INTS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2024, the Board of Directors (the “Board”) of Intensity Therapeutics, Inc. (the “Company”) increased the size of the Board from four directors to five and appointed Thomas I. H. Dubin to the Board as a Class I director. Mr. Dubin will serve for a term to continue until the Company’s next annual meeting of stockholders. The Board also appointed Mr. Dubin to serve on the Audit Committee of the Board. As previously disclosed, on April 18, 2024, the Company was notified by The Nasdaq Stock Market LLC that, as a result of the resignation of Daniel Donovan from the Audit Committee on April 12, 2024, the Company was not in compliance with Nasdaq’s audit committee composition requirements as set forth in Nasdaq Listing Rule 5605(c)(2)(A). By appointing Mr. Dubin as a third member of the Audit Committee, the Company expects to regain compliance with this rule.

The Board has affirmatively determined that Mr. Dubin is an independent director pursuant to the Nasdaq Stock Market listing rules. There are no arrangements or understandings between Mr. Dubin and any other person pursuant to which Mr. Dubin was appointed as a director. There are no transactions between Mr. Dubin and the Company that would be reportable under Item 404(a) of Regulation S-K. Mr. Dubin has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

Mr. Dubin will be entitled to the standard compensation paid by the Company to all of its non-employee directors under the Company’s Non-Employee Director Compensation Policy (pro-rated as applicable to reflect the actual time Mr. Dubin will serve on the Board for the year). In connection with his appointment, the Board granted Mr. Dubin options to purchase 50,000 shares of the Company’s common stock with an exercise price of $4.42 per share, to vest in four equal installments beginning on the grant date.

Mr. Dubin will also enter into an indemnification agreement in the form the Company has entered into with its other nonemployee directors, which form is filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K, filed by the Company on March 14, 2024, and is incorporated herein by reference.

A copy of the press release announcing Mr. Dubin’s appointment to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 15, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 15, 2024

Intensity Therapeutics, Inc.

By:	/s/ Lewis H. Bender
	Name:	Lewis H. Bender
	Title:	Chief Executive Officer
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